UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

CONVERGYS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-4379	31-1598292
(Commission File Number)	(I.R.S. Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

(513) 723-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, Convergys Corporation (the “Company”) entered into a new letter agreement with Mr. Jeffrey H. Fox which supersedes Mr. Fox’s prior letter agreement with the Company, dated February 9, 2010. The letter agreement provides that Mr. Fox will continue as the President and Chief Executive Officer of the Company.

Consistent with Mr. Fox’s and the Compensation Committee’s strong commitment to pay for performance and belief in alignment of executive pay and shareholder value, the Company and Mr. Fox have agreed to pay Mr. Fox for 2011 entirely in the Company’s common stock except for a portion of Mr. Fox’s annual base salary, such that Mr. Fox will receive: (i) a base salary of $300,000 per year and 4,500 shares of Company’s common stock per month, (ii) an annual target bonus for 2011 equal to 100,000 shares of Company’s common stock, and (iii) a long-term incentive award (the “2011 LTIP Award”) with a target value of $3.03 million. In addition, under Mr. Fox’s prior agreement, he was eligible to earn a performance-based grant in the discretion of the Company. Based on Mr. Fox’s performance since becoming CEO, Mr. Fox will be awarded 100,000 shares of the Company’s common stock.

If prior to January 31, 2013 or during the two year period following a change of control that occurs prior to January 13, 2013, Mr. Fox is terminated by the Company without “cause” or he resigns for “good reason” (each as defined under the letter agreement), he will receive severance benefits in amounts and on terms and conditions that are no less favorable than the severance benefits provided under the Company’s Severance Pay Plan in the event of a termination without cause as of the date hereof, except that Mr. Fox’s severance will be no greater than two times his annual base salary and his target annual bonus and Mr. Fox will not be eligible for any gross-up on “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. In addition, upon such a termination, consistent with the Company’s existing practices, Mr. Fox will receive a pro-rata bonus for the year of termination and a pro- rata portion of his 2011 LTIP Award.

A copy of Mr. Fox’s letter agreement is attached to and incorporated by reference into this Item 5.02 of this Current Report on Form 8-K as Exhibit 99.1. A copy of the Company’s Severance Pay Plan has previously been filed or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The foregoing description of the above agreements is only intended as a summary of the terms of such agreements and is qualified in its entirety by reference to the full text of the agreements.

Item 9.01 Financial Statements and Exhibits.

( d )	Exhibits.

Exhibit 99.1	Letter Agreement, dated November 8, 2010, between the Company and Jeffrey H. Fox

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION
Date: November 8, 2010

	By:	/s/ Karen R. Bowman
Karen R. Bowman Senior Vice President General Counsel and Corporate Secretary